Execution Version FOURTH AMENDMENT TO CREDIT AGREEMENT This Fourth Amendment to Credit Agreement (this “Amendment”) is made as of November 8, 2024, by and among: BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”); the Persons named on Schedule I hereto (individually, a “Guarantor”, and collectively, the “Guarantors”, and together with the Borrower, individually, a “Loan Party”, and collectively, the “Loan Parties”); the LENDERS party hereto; and AXOS BANK, as Administrative Agent; in consideration of the mutual covenants herein contained and benefits to be derived herefrom. W I T N E S S E T H: WHEREAS, reference is made to that certain Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Credit Agreement”), by, among others, the Loan Parties, the Lenders party thereto from time to time, and Axos Bank, as Administrative Agent; and WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement as set forth herein. NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as hereinafter provided: 1. Defined Terms. Capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Credit Agreement unless otherwise defined herein. 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows: (a) By amending Section 1.01 of the Credit Agreement as follows: (i) By amending and restating the definition of “BrightLoop Entities” to read in its entirety as follows: “ “BrightLoop Entities” means the Massillon BrightLoop Entities, the WV BrightLoop Entity and the other Persons identified on the BrightLoop Schedule.” (ii) By amending and restating the definition of “BrightLoop Financing” to read in its entirety as follows: “ “BrightLoop Financing” means, collectively, the Massillon BrightLoop Financing, the WV BrightLoop Financing and each other construction financing described on the BrightLoop Schedule, which financing is incurred by the applicable BrightLoop Entities and guaranteed on a non-recourse basis by the Persons identified on the BrightLoop Schedule in connection with the applicable BrightLoop Project, in the aggregate principal amount not to exceed the amount

2 for each such financing described on the BrightLoop Schedule; provided, that each such financing shall be on terms and conditions reasonably satisfactory to the Administrative Agent.” (iii) By amending and restating the definition of “BrightLoop Project” to read in its entirety as follows: “ “BrightLoop Project” means, collectively, the Massillon BrightLoop Project, the WV BrightLoop Project and each other project described on the BrightLoop Schedule.” (iv) By amending and restating the definition of “Cash Dominion Event” to read in its entirety as follows: “ “Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrower to maintain Availability of at least the lesser of (x) the Minimum Availability Amount or (y) 15% of the Loan Cap. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrower’s failure to achieve Availability as required hereunder, until Availability has exceeded the lesser of (x) the Minimum Availability Amount or (y) 15% of the Loan Cap for sixty (60) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for sixty (60) consecutive days) at all times after a Cash Dominion Event has occurred and been discontinued on two (2) prior occasions in any twelve (12) month period. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.” (v) By amending clause (a) of the definition of “Consolidated Adjusted EBITDA” by deleting the word “and” from the end of sub-clause (xiv) thereof, re-numbering sub-clause (xv) as subclause (xvi), and inserting the following new clause (xv) therein: “(xv) amounts received by Babcock & Wilcox New Energy Holdings, LLC as payment with respect to an insurance settlement pursuant to a certain representations and warranties insurance policy related to the solar business of Babcock & Wilcox Solar Energy, Inc.; provided, that the aggregate amount added back to Consolidated Net Income pursuant to this clause (xv) shall not exceed $6,750,000 in the aggregate and may only be added back for the Measurement Period ended September 30, 2024; and” (vi) By amending and restating the definition of “Fee Letter” to read in its entirety as follows:

3 “ “Fee Letter” means, collectively, (i) the letter agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent, (ii) the letter agreement, dated as of the First Amendment Effective Date, between the Borrower and the Administrative Agent, and (iii) the letter agreement, dated as of the Fourth Amendment Effective Date, between the Borrower and the Administrative Agent.” (vii) By amending and restating the definition of “Joinder Date” to read in its entirety as follows: “ “Joinder Date” means the date that is the earlier to occur of (x) the date on which the Loan Parties shall have caused the UK Loan Parties, the Danish Loan Parties and the Luxembourg Loan Parties to have been joined under the Loan Documents in accordance with the Post-Closing Letter, or (y) February 1, 2025 (or such later date as the Administrative Agent may agree in writing in its sole discretion); provided, that there shall be no requirement of any joinder or the Joinder Date in connection with any Loan Parties that are disposed of as part of a Specified Transaction.” (viii) By amending and restating the definition of “Letter of Credit Sublimit” to read in its entirety as follows: “ “Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $100,000,000.00 (which amount shall be reduced, on a dollar-for-dollar basis with any Specified L/C Paydown; provided, that no Specified L/C Paydown shall be deemed to have occurred unless and until the earlier to occur of (i) one hundred twenty (120) days following the occurrence of the SPIG/GMAB Disposition, or (ii) the refinancing or assumption of Letters of Credit having an aggregate stated amount of at least $10,000,000 by the buyer of the assets sold with respect to the SPIG/GMAB Disposition) and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.” (ix) By amending and restating the definition of “Maturity Date” to read in its entirety as follows: “ “Maturity Date” means January 18, 2027; provided that if as of November 28, 2025, the Indebtedness under any of the Unsecured Notes has not been refinanced pursuant to a Permitted Refinancing, or the maturity date of all of the Unsecured Notes has not been otherwise extended to a date on or after July 18, 2027, in each case, on terms reasonably satisfactory to the Administrative Agent, then “Maturity Date” means November 28, 2025.” (x) By amending and restating the definition of “Payment Conditions” to read in its entirety as follows: “ “Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, (b) before and after giving effect to such transaction or payment,

4 Availability is greater than the Minimum Availability Amount, and (c) after giving effect to such transaction or payment, (i) the Pro Forma Availability Condition is satisfied, (ii) the Loan Parties are in Pro Forma Compliance (including, without limitation, with the covenants set forth in Section 7.11), and (iii) to the extent such specified payment is a Restricted Payment, the Total Net Leverage Ratio shall be at least 0.25 to 1.00 less than the then applicable level set forth in Section 7.11, calculated using the same Measurement Period used to determine Pro Forma Compliance. Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent (x) an updated Borrowing Base Certificate giving effect to the payment or transaction and (y) evidence of satisfaction of the conditions contained in clause (c) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent.” (xi) By amending and restating the definition of “Specified L/C Paydown” to read in its entirety as follows: “ “Specified L/C Paydown” has the meaning specified in Annex I to the Second Amendment (as amended and in effect).” (xii) By adding the following new definitions thereto in appropriate alphabetical order: “ “Availability Trigger Event” means the earlier to occur of (i) receipt by any Loan Party or any Subsidiary or Affiliate thereof of any cash proceeds from the SPIG/GMAB Disposition, or (ii) November 15, 2024.” “ “Fourth Amendment Effective Date” means November 8, 2024.” “ “Minimum Availability Amount” means (i) initially, $2,000,000, and (ii) from and after the Availability Trigger Event, $5,000,000.” “ “SPIG/GMAB Disposition” means the Specified Transactions consisting of the Disposition of substantially all of the assets comprising the Loan Parties’ cooling condenser subsidiary based in Italy and the Loan Parties’ fuel gas treatment subsidiary based in Sweden, which SPIG/GMAG Disposition occurred on October 30, 2024.” “ “WV BrightLoop Entity” means Mountaineer C2H, LLC, a Subsidiary of the Lead Borrower whose sole assets are the assets constituting the WV BrightLoop Project, it being understood and agreed that such Person not hold any assets other than the WV BrightLoop Project or have any liabilities other than in respect of the WV BrightLoop Financing.” “ “WV BrightLoop Financing” means certain construction financing incurred by the WV BrightLoop Entity from the West Virginia Department of Economic Development in connection with the WV BrightLoop Project, in the aggregate principal amount not to exceed the amount set forth therefor on the BrightLoop

Schedule, which financing shall be on terms and conditions reasonably satisfactory to the Administrative Agent."

" "*<u>WV BrightLoop Project</u>*" means that certain BrightLoop facility to be constructed in Mason County, West Virginia for the purpose of producing hydrogen and capturing carbon dioxide."

(b) By amending Article VI of the Credit Agreement as follows:

(i) By amending and restating clause (h) of Section 6.03 thereof to read in its entirety as follows:

"(h) of the date of occurrence of the commencement of commercial operations of each of the Massillon BrightLoop Project, the WV BrightLoop Project and each other BrightLoop Project."

(ii) By adding the following new Section 6.20 at the end thereof:

"**6.20 <u>WV BrightLoop Financing</u>**.

(a) Use the proceeds of the WV BrightLoop Financing in accordance with Applicable Law and otherwise use commercially reasonable efforts to (i) conduct business in a manner that maximizes the amount of the WV BrightLoop financing that is forgiven, and (ii) obtain forgiveness of the largest possible amount of the WV BrightLoop Financing.

(b) (i) Maintain all records required to be submitted in connection with the forgiveness of the WV BrightLoop Financing, (ii) apply for forgiveness of the WV BrightLoop Financing in accordance with Applicable Law, and (iii) upon the Administrative Agent's request, provide the Administrative Agent with a copy of all applications for forgiveness and all supporting documentation required by the West Virginia Department of Economic Development and/or any other applicable Governmental Authority in connection with the forgiveness of the WV BrightLoop Financing."

(c) By amending the Schedules to the Credit Agreement by deleting Schedule 1.01(h) thereof (BrightLoop Schedule) and replacing such Schedule with the Schedule 1.01(h) (BrightLoop Schedule) attached hereto as <u>Annex I</u>.

3. <u>Ratification of Loan Documents</u>. Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement, the Collateral Documents and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement, the Collateral Documents and each other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that (x) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date, or (y) such representations and warranties contain a materiality qualification, in which case they are true and correct in all respects. The Guarantors hereby acknowledge, confirm and agree that the Guaranteed Obligations of the Guarantors under the Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from

5

6 time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this Amendment. The Loan Parties hereby acknowledge, confirm and agree that the Collateral Documents and any and all Collateral previously pledged to the Administrative Agent, for the benefit of the Secured Parties, pursuant thereto, shall continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents. 4. Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent: (a) The Administrative Agent shall have received counterparts of (i) this Amendment, and the Fee Letter described in clause (iii) of the definition thereof (as amended hereby), in each case duly executed and delivered by each of the parties hereto and thereto. (b) All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment and the documents, instruments and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent. (c) Since the date of the balance sheet included in the Audited Financial Statements, there shall not have occurred any event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (d) The Administrative Agent shall have received, in immediately available funds, for the ratable benefit of the Lenders, the fees required to be paid on the Fourth Amendment Effective Date. (e) The Administrative Agent and the Lenders shall have received payment for all fees and expenses owing pursuant to Section 11.04 of the Credit Agreement. (f) No Default or Event of Default shall have occurred and be continuing. (g) The Administrative Agent shall have received such additional documents, instruments, and agreements as the Administrative Agent may reasonably request in connection with the transactions contemplated hereby. 5. Representations and Warranties. (a) The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (1) any Contractual Obligation (including, without limitation, the Unsecured Notes Documents, the Existing L/C Facility Documents, the Existing Reimbursement Facility Documents and the Specified Guarantor Subordinated Debt Documents) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, except where such conflict, breach or contravention could not reasonably be expected to have a Material Adverse Effect, or (2) any order, injunction, writ or decree of any

7 Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Applicable Law, except where, in the case of this clause (iii), such violation could not reasonably be expected to have a Material Adverse Effect. (b) This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms. (c) The Loan Parties, together with their Subsidiaries on a Consolidated basis, are Solvent. (d) Since the date of the balance sheet included in the Audited Financial Statements, there has not occurred any event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (e) None of any Loan Party’s Organization Documents (including, without limitation, authorizing resolutions) attached to those certain Secretary’s Certificates delivered to the Administrative Agent on the Closing Date have been amended, modified, supplemented, revoked or rescinded since the Closing Date, and all of such Organization Documents remain in full force and effect as of the date hereof. (f) No Default or Event of Default has occurred and is continuing. 6. Miscellaneous. (a) Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Administrative Agent, the other Secured Parties, or their respective Related Parties, with respect to the Obligations, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor. (b) The provisions of Section 11.18 (Electronic Execution; Electronic Records; Counterparts) of the Credit Agreement are hereby incorporated herein, mutatis mutandis. (c) This Amendment, the Credit Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY

8 ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. (e) If any provision of this Amendment, the Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment, the Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (f) The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of the Administrative Agent or the other Secured Parties or their respective counsel in entering into this Amendment. (g) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. [SIGNATURE PAGES FOLLOW]

Schedule I Guarantors Americon Equipment Services, Inc. Americon, LLC Babcock & Wilcox Construction Co., LLC Babcock & Wilcox Equity Investments, LLC Babcock & Wilcox Holdings, LLC Babcock & Wilcox International Sales and Service Corporation Babcock & Wilcox International, Inc. The Babcock & Wilcox Company Babcock & Wilcox Technology, LLC Diamond Operating Co., Inc. Diamond Power China Holdings, Inc. Diamond Power Equity Investments, Inc. Diamond Power International, LLC Sofco – EFS Holdings LLC Babcock & Wilcox SPIG, Inc. Babcock & Wilcox Canada Corp. Babcock & Wilcox New Energy Holdings, LLC Babcock & Wilcox Solar Energy, Inc. Babcock & Wilcox Chanute, LLC Babcock & Wilcox FPS Inc.

Annex I Schedule 1.01(h) to Credit Agreement BrightLoop Schedule 1. BrightLoop Entities: (a) Massillon BrightLoop Entities (b) WV BrightLoop Entity 2. BrightLoop Financings: (a) Massillon BrightLoop Financing (b) WV BrightLoop Financing 3. Maximum Principal Amount of BrightLoop Financings: (a) Massillon BrightLoop Financing: $50,000,000 (b) WV BrightLoop Financing: $10,000,000 4. BrightLoop Projects: (a) Massillon BrightLoop Project (b) WV BrightLoop Project 4121861.5